Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GO Acquisition Corp. (the “Company”) on Form 10-Q/A, Amendment No. 1, for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Noam Gottesman, Co-Chief Executive Officer of the Company, and M. Gregory O’Hara, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: March 10, 2022

/s/ Noam Gottesman
Noam Gottesman
Co-Chief Executive Officer
(Co-Principal Executive Officer)

/s/ M. Gregory O’Hara
M. Gregory O’Hara
Co-Chief Executive Officer
(Co-Principal Financial Officer)